EXHIBIT 1

                                    AGREEMENT
                                    ---------


         This Agreement is made as of the 30th day of June, 1998 between the Louise B. Tollefson Revocable Trust dated 12/23/1997 (the "Trust") and Louise B. Tollefson ("Tollefson").

         The Parties hereto hereby agree that a single, joint statement containing the information required by Schedule 13D under the Securities Exchange Act of 1934 with respect to the beneficial ownership of shares of Common Stock of NYMAGIC, Inc., a New York corporation, may be filed with the Securities and Exchange Commission on behalf of each of the Trust and Tollefson.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                            LOUISE B. TOLLEFSON REVOCABLE TRUST
                                            DATED 12/23/97


                                            By: /s/ Louise B. Tollefson
                                               ---------------------------------
                                               Louise B. Tollefson
                                               Trustee


                                                /s/ Louise B. Tollefson
                                               ---------------------------------
                                               Louise B. Tollefson